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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2002

MIDWEST GENERATION, LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or principal jurisdiction of incorporation or organization)	333-59348 (Commission file number)	33-0868558 (I.R.S. employer identification no.)

One Financial Place
440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605
(Address of principal executive offices, including zip code)

312-583-6000
(Registrant's telephone number, including area code)

Items 1, 2, 3, 5, 6, 8, and 9 are not included because they are inapplicable.

Item 4. Changes in Registrant's Certifying Accountant

        Effective as of May 10, 2002, Midwest Generation, LLC has approved engaging PricewaterhouseCoopers LLP to serve as its independent public accountants, replacing Arthur Andersen LLP ("Andersen"), which had previously served as its independent public accountants. This decision follows the announcement by its ultimate parent company, Edison International, to engage PricewaterhouseCoopers LLP to serve as its independent public accountants.

        Andersen's reports on Midwest Generation, LLC's financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During Midwest Generation, LLC's two most recent fiscal years and through the date of this Report on Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on Midwest Generation, LLC's financial statements for those years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        Midwest Generation, LLC provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 13, 2002, stating its agreement with the foregoing disclosures.

        During Midwest Generation, LLC's two most recent fiscal years and through the date of this Report on Form 8-K, Midwest Generation, LLC did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Midwest Generation, LLC's financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Not applicable

(b)
Not applicable

(c)
Exhibits

16
Letter from Arthur Andersen LLP to the Securities and Exchange Commission.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC
(Registrant)

Date:	May 13, 2002	/s/ KEVIN M. SMITH
KEVIN M. SMITH Manager, Vice President and Treasurer

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  Item 4. Changes in Registrant's Certifying Accountant
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES